Exhibit 10.6A

CHOICE HOTELS INTERNATIONAL, INC.

2006 LONG-TERM INCENTIVE PLAN

AMENDMENT

The Plan is hereby amended, effective January 1, 2009, as follows:

1. Section 2.34 of the Plan is hereby amended in its entirety to read as follows:

2.34 Stock Unit Award. Stock Unit Award means Stock Units awarded to a Participant under Article VIII.

2. Section 3.01(a) of the Plan is hereby amended in its entirety to read as follows:

(a) Subject to the provisions of Section 11.01, the maximum number of Shares for which Awards may be granted (or which may be issued in settlement of Phantom Shares) pursuant to this Plan is three million two hundred thousand 3,200,000) Shares.

3. Section 10.01 of the Plan is hereby amended in its entirety to read as follows:

10.01 Deferral Elections.

(a) To the extent permitted in the Agreement or by the Committee, a Participant may elect to defer payment of all or any portion of an Award (other than an Option or SAR). Such election shall be made at such time and upon such terms as the Committee may establish in accordance with Section 409A of the Code (and any regulations thereunder). Notwithstanding the terms of any Agreement to the contrary, such an election may only be made in the following circumstances:

(i) A Participant may elect to defer payment of an Award within thirty (30) days of the date of grant, provided that the election (A) is made more than one (1) year prior to the date any portion of the Award becomes vested, and (B) meets such other or different requirements as may be determined by the Committee to be necessary to comply with Section 409A of the Code (and any regulations thereunder); and

(ii) A Participant may elect to further defer the date when the payment of an Award is to be made, provided that: (A) the election is made more than one (1) year prior to the date payment is otherwise scheduled to begin; (B) the election does not become effective for twelve (12) months; (C) the date on which payment is to be made is delayed for at least five (5) years following the date payment is otherwise scheduled to begin; and (D) the election meets such other or different requirements as may be determined by the Committee to be necessary to comply with Section 409A of the Code (and any regulations thereunder).

(b) Notwithstanding the terms of any Agreement to the contrary, the distribution of any Awards subject to Section 409A of the Code shall be made in accordance with Section 409A (and any regulations thereunder). For any such distribution to be made upon the Participant’s termination, “termination of employment” and like terms shall have the same meaning as “separation from service” under Section 409A (and any regulations thereunder). Except as otherwise provided in the deferral election or the Agreement, any such distribution that is to be made upon termination shall be made within ninety (90) days of such termination; provided, that if the Participant is a “specified employee” within the meaning of Section 409A (as determined by the Company or its delegate), any such distribution shall not be made until expiration of the 6-month period following the Participant’s termination (or, if earlier, the Participant’s death).

(c) Notwithstanding any other provision of the Plan to the contrary, a Participant may, to the extent permitted by the Company consistent with Section 409A of the Code, elect to pay any required employment taxes (and any resulting income taxes) that arise as of the date of deferral (or, if later, vesting) hereunder either (i) by direct payment or (ii) through the withholding of such amounts from nondeferred Awards or other compensation due the Participant. In the alternative, the Company may, in its sole discretion, offset such taxes against the Participant’s deferred Award to the extent permitted under Treas. Reg. Section 1.409A-3(j)(4) or other applicable regulations under Section 409A.

4. Section 11.01 of the Plan is hereby amended in its entirety to read as follows:

11.01. Adjustments for Changes in Capital Structure. The maximum number of Shares as to which Awards may be granted under this Plan, the annual Award limits and the terms of any outstanding Award shall be automatically adjusted proportionately in the event that (i) the Company (A) effects one or more dividends or distributions of securities, property or cash (other than regular, quarterly cash dividends), stock split-ups, subdivisions or consolidations of Stock or (B) engages in a reorganization, reclassification or spin-off or (ii) there occurs any other event or transaction that affects the number or kind of Shares outstanding, which the Committee determines that such adjustments are necessary or appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Any adjustments required hereunder for Options may be made in accordance with Section 424(a) of the Code and/or Section 409A of the Code, or, except as otherwise expressly provided in this Plan, may be designed to treat the Shares available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such Shares to reflect a deemed reinvestment in Shares of the amount distributed to the Company’s securityholders. Notwithstanding the foregoing or the terms of any Agreement to the contrary, any adjustments required hereunder for any Award shall, to the extent necessary to comply with Section 409A of the Code, be made in accordance with Section 409A (and any regulations thereunder).

5. The last sentence of Section 12.01 is hereby amended in its entirety to read as follows:

Notwithstanding the foregoing or the terms of any Agreement to the contrary, any Award to which Section 409A of the Code applies may only be paid upon a Change of Control to the extent that the Change of Control event qualifies as such under Section 409A (and any applicable regulations thereunder).

6. The last sentence of Section 12.02(a) of the Plan is hereby amended by the addition of the following new sentence at the end thereof:

Notwithstanding the foregoing or the terms of any Agreement to the contrary, any Award to which Section 409A of the Code applies may only be paid hereunder to extent permitted under Treas. Reg. Section 1.409A-3(c) (or other applicable regulation under Section 409A). Any such payment shall be made within ninety (90) days of the date of termination; provided, that if the Participant is a “specified employee” within the meaning of Section 409A (as determined by the Company or its delegate), any such payments shall not be made until the expiration of the 6-month period following the Participant’s termination (or, if earlier, the Participant’s death). For purposes of the foregoing, “termination of employment” and like terms shall have the same meaning as “separation from service” under Section 409A (and any regulations thereunder).

7. Section 12.02(c) of the Plan is hereby amended in its entirety to read as follows:

For purposes of this Section, “good reason” shall mean (i) a material reduction in the scope of a Participant’s authority, position, title, functions, duties or responsibilities, (ii) a material relocation of a Participant’s office location to a location more than 25 miles from the Participant’s prior principal place of employment, (iii) a material reduction in a Participant’s base salary, (iv) a material change in the Company’s annual bonus program adversely affecting the Participant, or (v) a material reduction in the other employee benefits provided to a Participant.

8. Section 12.03 of the Plan is hereby amended by the addition of the following new sentence at the end thereof:

Notwithstanding the foregoing or the terms of any Agreement to the contrary, to the extent that Section 409A of Code applies, the amount of the gross-up (a) shall not exceed the amount permitted under Treas. Reg. Section 1.409A-3(i)(1)(v) (or any other applicable regulation under Section 409A) and (b) shall be paid as soon as administratively feasible, but in no event later than the end of the Participant’s tax year next following the Participant’s taxable year in which the Participant remits the related taxes.

9. Section 13.09 of the Plan is hereby amended by the addition of the following new sentence at the end thereof:

To the extent applicable, the Plan and all Agreements are intended to comply with the distribution and other requirements under Section 409A of the Code and shall, to the maximum extent possible, be interpreted and applied consistent with Section 409A (and any regulations thereunder). To the extent necessary, the Committee may reform any such Agreement to the extent it determines that the Agreement does not comply with Section 409A.